Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Finisar Corporation

Sunnyvale, CA

We hereby consent to the incorporation by reference in II-VI Incorporated’s Registration Statements on Form S-8 (Nos. 333-12737, 333-129675, 333-164827, 333-184805, 333-199855, 333-228367 and 333-228368) and II-VI Incorporated’s Registration Statement on Form S-8 pertaining to the Amended and Restated Finisar Corporation 2005 Stock Incentive Plan and Finisar Corporation 401(k) Profit Sharing Plan of our reports dated June 14, 2019, relating to the consolidated financial statements of Finisar Corporation as of April 28, 2019 and April 29, 2018, and for each of the three years in the period ended April 28, 2019, the effectiveness of Finisar Corporation’s internal control over financial reporting as of April 28, 2019, and schedule of Finisar Corporation for each of the three years in the period ended April 28, 2019, incorporated by reference in this current report on Form 8-K/A of II-VI Incorporated from Finisar’s Annual Report (Form 10-K) for the year ended April 28, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

San Jose, California

December 9, 2019